SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2004

Commission file number 001-16111

GLOBAL PAYMENTS INC.

(Exact name of registrant as specified in charter)

Georgia	58-2567903
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10 Glenlake Parkway, North Tower, Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 770-829-8234

NONE

(Former name, former address and former fiscal year, if changed since last report)

Item 5.	Other Events

In February 2004, PGT Capital, s.r.o., a wholly owned subsidiary of Global Payments Inc., acquired from Komercní banka, a.s., or KB, a 52.6 percent interest in MUZO for USD $34.7 million in cash. Following this transaction, PGT Capital commenced a public tender offer to acquire the remaining outstanding shares of MUZO. The public tender offer concluded on May 14, 2004 and resulted in PGT Capital obtaining 46,576 additional shares of MUZO for CZK 769 million crowns, or approximately USD $30 million in cash. As a result of the public tender offer, PGT Capital now owns approximately 98 percent of MUZO, and PGT Capital expects to acquire the remaining two percent of MUZO in accordance with procedures set forth under Czech law.

2

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Payments Inc.
(Registrant)

Date: May 24, 2004	By: /s/ James G. Kelly
James G. Kelly Chief Financial Officer (Principal Financial Officer and Chief Accounting Officer)